Exhibit 99.1

CVSL INC. TO CHANGE ITS NAME AND STOCK SYMBOL
EXPECTS Q4 PRO FORMA REVENUES OF APPROXIMATELY $49-50 MILLION

For Immediate Release

(Dallas, TX, January 28, 2016) -- CVSL Inc. [NYSE MKT: CVSL] has made an estimate of its expected Fourth Quarter 2015 revenues and announced that it intends to begin doing business as JRJR Networks.

The announcements were made today by John Rochon Jr., the company’s Vice Chairman.

“We were very pleased with our progress in the Fourth Quarter,” said Mr. Rochon, “and we expect our results to confirm that we are on track with the strategy we have outlined to investors. We look forward to finalizing and issuing our upcoming earnings report and showing our continued good progress.”

Mr. Rochon said the company estimates that its 2015 Q4 pro forma revenues (including a full quarter of revenue from Betterware Ltd., which was acquired on October 15, 2015) will be in the $49-50 million range.

The company has received board approval, including the approval of John P. Rochon and John Rochon, Jr., the holders of in excess of fifty percent of the company’s voting stock, to change its name.  The company plans to begin doing business as JRJR Networks upon the completion of all necessary NYSE, SEC and other legal requirements.  At that time, its common stock will begin trading under the symbol JRJR.

“We inherited the CVSL name when we acquired the company three years ago. We have always intended to change our name at the appropriate time, to give us a unique identity. Now that we have grown to encompass ten companies, doing business across the globe as a ‘network of networks,’ the time has come to assert our new identity,” said Mr. Rochon.

“The heart of our company is networks – personal networks, social networks, networks of friends conducting commerce, supported by technology networks. Our new name reflects our unique role as a network of personal commerce networks within the global micro-enterprise sector.”

The change of name and stock symbol is expected to result in the company changing its CUSIP number.

ABOUT CVSL INC. (www.cvsl.us.com)

CVSL is a growing platform of direct-to-consumer brands. Within CVSL, each company retains its separate identity, sales force, product line and compensation plan, while CVSL seeks synergies and efficiencies in operational areas. CVSL companies currently include The Longaberger Company, a 42-year old maker of hand-crafted baskets and other home decor items; Your Inspiration At Home, an award-winning maker of hand-crafted spices and other gourmet food items from around the world; Tomboy Tools, a direct seller of tools designed for women; Agel Enterprises, a global seller of nutritional products in gel form as well as a skin care line, operating in 40 countries; Paperly, which offers a line of custom stationery and other personalized products; My Secret Kitchen, a U.K.-based seller of gourmet food products; Uppercase Living, which offers a line of customizable vinyl expressions for display on walls in the home; Kleeneze, a 95-year old UK-based seller of cleaning, health, beauty, home, outdoor and a variety of other products, and Betterware, a UK-based catalog company. CVSL also includes Happenings, a lifestyle publication and marketing company.

Cautionary Note Regarding Forward-Looking Statements:
This press release contains forward-looking statements that involve risks and uncertainties. All statements other than statements of historical fact contained in this press release are forward-looking statements. We have attempted to identify forward-looking statements by terminology including "anticipate," "believe," "can," "continue," "could," "estimate," "expect," "intend," "may," "plan," "potential," "predict," "project," "should," or "will" or the negative of these terms or other comparable terminology. Although we do not make forward-looking statements unless we believe we have a reasonable basis for doing so, we cannot guarantee their accuracy. These statements are based upon current beliefs, expectations and assumptions and include statements regarding CVSL's expected fourth quarter results, its continued progress, its ability to continue its growth and the expected name change, trading symbol change and CUSIP number change. These statements are subject to a number of risks and uncertainties  including CVSL's ability to successfully implement its strategy and the other risks outlined under "Risk Factors" in CVSL's Annual Report on Form 10-K/A for its fiscal year ended December 31, 2014 and those risks discussed in other documents we file with the Securities and Exchange Commission, which may cause our actual results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements to differ materially from expectations. Except as required by law, we undertake no obligation to update or revise publicly any of the forward-looking statements after the date of this press release to conform our statements to actual results or changed expectations.

Contact: Russell Mack (Russell.mack@cvsl.us.com)
Investor Relations: Tucker Gagen (tucker.gagen@cvsl.us.com)